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Exhibit 2.1   Amended Plan of Conversion (including the new stock Articles of Incorporation and Bylaws of Elgin Financial Center, S.B.)



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                       AMENDED PLAN OF CONVERSION FOR
                        ELGIN FINANCIAL CENTER, S. B.


1.  INTRODUCTION

    This Amended Plan of Conversion ("Plan") provides for the conversion of Elgin Financial Center, S.B., Elgin, Illinois ("INSTITUTION") into a state-chartered capital stock savings bank under the name Elgin Financial Center, S.B. The Board of Directors of the INSTITUTION currently contemplates that all of the stock of the INSTITUTION shall be held by a Delaware corporation (the "Holding Company"). The Board of Directors has carefully considered the alternatives available to the INSTITUTION with respect to its corporate structure and has determined that a mutual to stock conversion as described in this Plan is in the best interests of the INSTITUTION, its depositors and the community served by the INSTITUTION. The Board of Directors believes that the decline in mutuality is placing mutual savings associations, such as the INSTITUTION, at a disadvantage to the increasing base of stock thrift and commercial bank institutions. The restructuring of the INSTITUTION into the capital stock form of organization will enable the INSTITUTION to expand the INSTITUTION'S franchise, compete more effectively with commercial banks and other financial institutions for new business opportunities, and as a stock institution, to increase its equity capital base and access the capital markets when needed. The use of the Holding Company, if so utilized, would also provide greater organizational and operating flexibility. Shares of capital stock of the INSTITUTION will be sold to the Holding Company and the Holding Company will offer the Conversion Stock upon the terms and conditions set forth herein to the Eligible Account Holders, the Employee Plans established by the INSTITUTION or Holding Company, the Supplemental


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Eligible Account Holders and the Other Voting Members in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the INSTITUTION and the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In the event that the INSTITUTION decides not to utilize the Holding Company in conversion, Conversion Stock of the INSTITUTION, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In addition to the foregoing, the INSTITUTION and the Holding Company intend to provide employment or severance agreements to certain management employees and certain other benefits to the Directors, officers and employees of the INSTITUTION as described in the Prospectus for the Conversion Stock.

    In furtherance of the INSTITUTION's commitment to its community, this Plan provides for the establishment of a charitable foundation as part of the Conversion. The charitable foundation is intended to complement the INSTITUTION's existing community reinvestment activities in a manner that will allow the INSTITUTION's local community to share in the growth and profitability of the Holding Company and the INSTITUTION over the long term. Consistent with the INSTITUTION's goal, the Holding Company intends to donate to the charitable foundation immediately following the Conversion a number of shares of its authorized but unissued Common Stock in an amount up to 8% of the common stock issued in the Conversion.

    This Plan, which has been unanimously approved by the Board of Directors of the INSTITUTION present at a duly called meeting of the Board, must also be approved by the Eligible Account Holders of the INSTITUTION by: (1) the affirmative vote of at least two-thirds of the total

                                      -2-

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outstanding votes of members; and, (2) if required by the FDIC, the affirmative vote of at least a majority of the amount of votes eligible to be cast at the Special Meeting. The Board of Directors shall appoint an independent custodian and tabulator to receive and hold proxies to be voted at the Special Meeting and count the votes cast in favor of and in opposition to the Plan. Prior to the submission of this Plan to the Eligible Account Holders for consideration, the Plan must be approved by the Illinois Commissioner of Banks And Real Estate or his or her designees ("Commissioner") and the Plan must be not objected to by the FDIC.

2.  DEFINITIONS

    For the purposes of this Plan, the following terms have the following meanings:

    Account Holder - The term Account Holder means any Person holding a Deposit Account in the INSTITUTION.

    Acting in Concert - The term "Acting in Concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or
(iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with any other Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan or with its Director or a person who serves

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in a similar capacity solely for the purpose of determining whether stock held by the Director and stock held by the plan will be aggregated.

    Actual Purchase Price - The term Actual Purchase Price means the per share price at which the Conversion Stock is ultimately sold in accordance with the terms hereof.

    Associate - The term Associate when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Holding Company, the INSTITUTION or a majority-owned subsidiary of the INSTITUTION) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,
(ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as Director or in a similar fiduciary capacity except that: (a) for the purposes of Sections 8 and 12 hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a Director or in a similar fiduciary capacity; and (b) for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director, Director or Officer of the INSTITUTION or the Holding Company, if utilized, or any of its parents or subsidiaries.

    Commissioner - The term Commissioner means the Commissioner of Banks And Real Estate for the State of Illinois.

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    Community Offering - The term Community Offering means the offering for sale to certain members of the general public directly by the INSTITUTION or the Holding Company, if utilized, of any shares not subscribed for in the Subscription Offering.

    Conversion - The term Conversion shall mean (a) the amendment of the Bank's Articles of Incorporation to authorize the issuance of capital stock in accordance with the Savings Bank Act and the Conversion Regulations and to otherwise conform to the requirements of an Illinois stock savings bank and
(b) the issuance of the capital stock of the Bank in accordance with this Plan.

    Conversion Regulations - The term Conversion Regulations shall mean Part 1075, Subpart O of the Regulations of the Office of Banks and Real Estate and the regulations of the Federal Deposit Insurance Corp., but only to the extent such regulations conflict with Part 1075, Subpart O of the Regulations of the Office of Banks and Real Estate.

    Conversion Stock - The term Conversion Stock means the $.01 par value common stock offered and issued by the Holding Company or the $.01 par value Common Stock offered and issued by the INSTITUTION, if the Holding Company form of organization is not utilized, upon conversion.

    Deposit Account - The term Deposit Account means all deposits of the INSTITUTION as defined in Section 7001 of the Savings Bank Act of Illinois, and includes without limitation, certificates of deposit, checking, savings, time, demand, negotiable orders of withdrawal (NOW), money market and passbook accounts maintained by the INSTITUTION.

    Director - The term Director shall mean a member of the Board of Directors of the INSTITUTION.

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    Effective Date - The term Effective Date shall mean the effective date of the Conversion and shall be the date of consummation of the Conversion in accordance with the Conversion Regulations.

    Eligible Account Holder - The term Eligible Account Holder means any person holding a Qualifying Deposit at the INSTITUTION on the Eligibility Record Date.

    Eligibility Record Date - The term Eligibility Record Date means the date for determining Eligible Account Holders in the INSTITUTION and is July 31, 1996.

    Employees - The term Employees means all Persons who are employed by the INSTITUTION.

    Employee Plans - The term Employee Plans means the Tax-Qualified Employee Stock Benefit Plans, including the Employee Stock Ownership Plan ("ESOP"), approved or ratified by the Board of Directors of the INSTITUTION or the Board of Directors of the Holding Company.

    Estimated Price Range - The term Estimated Price Range means the range of minimum and maximum aggregate values determined by the Board of Directors of the INSTITUTION within which the aggregate amount of Common Stock sold in the Conversion will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

    FDIC - The term FDIC means the Federal Deposit Insurance Corporation.

    Holding Company - The term Holding Company means the Delaware corporation formed for the purpose of acquiring all of the shares of capital stock of the INSTITUTION to be issued upon its conversion to stock form unless the Holding Company form of organization is not utilized. Shares of common stock of the Holding Company will be issued in the Conversion to Participants

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and others in a Subscription, Community, Syndicated Community, or
underwritten firm commitment public offering, or through a combination thereof.

    Independent Appraiser - The term Independent Appraiser means an appraiser retained by the INSTITUTION to prepare an appraisal of the pro forma market value of the Conversion Stock.

    Institution - The term INSTITUTION means Elgin Financial Center, S.B., Elgin, Illinois.

    Local Community - The term Local Community means all counties in which the INSTITUTION has its home office or a branch office.

    Maximum Subscription Price - The term Maximum Subscription Price means the amount per share of Conversion Stock to be paid initially by Participants in the Subscription Offering and persons in the Community Offering.

    Member - The term Member means any Person who qualifies as a member of the INSTITUTION in accordance with its mutual articles of incorporation and bylaws and the laws of the State of Illinois.

    Officer - The term Officer means an executive officer of the INSTITUTION which includes the Chief Executive Officer, President, Executive Vice President, Senior Vice President, Vice President in charge of principal business functions, Secretary and Controller and any Person participating in major policy making functions of the INSTITUTION.

    Order Form - The term Order Form means any form together with attached cover letter, sent by the INSTITUTION to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Community Offerings.

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    Other Voting Member - The term Other Voting Member means a Voting Member who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

    Participants - The term Participants means the Employee Plans, Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members.

    Person - The term Person means an individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

    Plan - The term Plan means this Plan of Conversion of the INSTITUTION as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

    Prospectus - The term Prospectus shall mean the offering circular or prospectus utilized to offer Conversion Stock in accordance with the Plan of Conversion.

    Public Offering - The term Public Offering means the underwritten, firm commitment offering to the public through one or more underwriters.

    Qualifying Deposit - The term Qualifying Deposit means the aggregate of one or more Deposit Accounts in the INSTITUTION with an aggregate balance of $100 or more at the close of business on the Eligibility Record Date. Deposit Accounts with aggregate total deposit balances of less than $100 shall not constitute a Qualifying Deposit.

    Savings Bank Act - The term Savings Bank Act shall mean the Savings Bank Act of the State of Illinois.

    SEC - The term SEC refers to the Securities and Exchange Commissioner.

    Special Meeting - The term Special Meeting means the special meeting of members, and any adjournments thereof, held to consider and vote upon this Plan.

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    Subscription Offering - The term Subscription Offering means the offering of Conversion Stock for purchase through Order Forms to Participants.

    Subscription Price Range - The term Subscription Price Range is the per share price range established by the INSTITUTION prior to commencement of the Subscription and Community Offerings, and is based on the valuation of the Independent Appraiser.

    Supplemental Eligible Account Holder - The term Supplemental Eligible Account Holder means any person (other than an Eligible Account Holder) holding a Qualifying Deposit, except Officers, Directors and their Associates, as of the Supplemental Eligibility Record Date.

    Supplemental Eligibility Record Date - The term Supplemental Eligibility Record Date means the supplemental record date for determining Supplemental Eligible Account Holders of the INSTITUTION. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the Commissioner's approval of the application for conversion.

    Syndicated Community Offering - The term Syndicated Community Offering means the offering of Conversion Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

    Syndicated Community Offering Price - The term Syndicated Community Offering price means the per share price submitted with orders for shares of Conversion Stock in the Syndicated Community Offering.

    Tax-Qualified Employee Stock Benefit Plan - The term Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. For

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purposes of Section 9 of this Plan, the INSTITUTION'S profit sharing and/or
401 plan shall be considered a Tax-Qualified Employee Stock Benefit Plan only to the extent of the unallocated funds, if any, over which investment authority is vested solely with the trustee(s) of those plans. The INSTITUTION or Holding Company may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan provided such contributions do not cause the INSTITUTION to fail to meet its regulatory capital requirement. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

    Voting Members - The term Voting Members means those Persons who at the close of business on the Voting Record Date are entitled to vote as members of the INSTITUTION in accordance with its mutual articles of incorporation and bylaws and the laws of the State of Illinois.

    Voting Record Date - The term Voting Record Date means the date fixed by the Directors in accordance with the Conversion Regulations for determining eligibility to vote at the Special Meeting.

3.  PROCEDURE FOR CONVERSION

    After approval of the Plan by the Board of Directors of the INSTITUTION, the Plan shall be submitted together with all other requisite material to the Commissioner for approval or waiver, if necessary, and shall be submitted to the FDIC with all other requisite material for non-objection. Promptly upon adoption of the Plan by the Board of Directors, the INSTITUTION will cause notice of the adoption of the Plan by the Board of Directors of the INSTITUTION to be published in a newspaper having general circulation in each community in which an office of the INSTITUTION is located and will issue a press release containing the material terms of Conversion. Following approval by the Commissioner and non-objection by the FDIC and receipt of all necessary waivers

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by the Commissioner, if necessary, the Plan will be submitted to a vote of the Voting Members at the Special Meeting called for that purpose. The Special Meeting shall be held upon written notice given no less than 10 days nor more than 40 days from the last date on which such Notice is mailed to Voting Members. The notice of the Special Meeting, proxy card and proxy statement or short-form proxy statement shall be sent to each Voting Member. Separate and readily distinguishable postage-paid envelopes shall be provided for the return of proxy cards and Order Forms. At the Special Meeting, each depositor shall be entitled to cast one vote per $100.00 of the aggregate withdrawal value of all the depositor's accounts and shall have the vote of one share of any fraction of $100.00 in person or by proxy. Each borrower whose loan continues to be outstanding as of the Voting Record Date will be entitled to cast one vote in addition to any other vote the borrower may otherwise have. No member shall be entitled to cast more than 1,000 votes.

    The Commissioner shall be notified of the results of the Special Meeting promptly after the conclusion of the Special Meeting by a certificate signed by the President and Chief Executive Officer and Secretary of the Bank. The Plan must be approved by: 1) the affirmative vote of at least two-thirds of the total outstanding votes of members; and, 2) if required by the FDIC, the affirmative vote of at least a majority of the amount of votes entitled to be cast at such Special Meeting. In such event, the Bank will take all other necessary steps to effect the Conversion subject to the terms and conditions of this Plan. If the Plan is not so approved upon conclusion of the Special Meeting and any adjournments thereof, the Plan shall terminate, the Bank will remain in mutual form and all funds submitted in the Subscription Offering and Community Offering and Syndicated Community Offering will be returned to subscribers, with interest as provided herein, and all withdrawal authorizations will be canceled. The Conversion will terminate if the sale of all shares of Conversion

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Stock is not completed within twelve months from the date of the Special
Meeting (subject to extension by the Commissioner).

    The Board of Directors of the INSTITUTION intends to take all necessary steps to form the Holding Company, including the filing of an Application with the Commissioner and the appropriate regulatory authority which will govern the activities of the Holding Company. In the event that the Holding Company is utilized, upon conversion the INSTITUTION will issue its capital stock to the Holding Company and the Holding Company will issue and sell the Conversion Stock in accordance with this Plan.

    The Board of Directors of the INSTITUTION may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion, in which case, the Holding Company's Registration Statement will be withdrawn from the SEC, the INSTITUTION will take all steps necessary to complete the conversion from the mutual to the stock form of organization, including filing any necessary documents with the Commissioner, FDIC and the appropriate regulatory authority which will govern the activities of the Holding Company, and will issue and sell the Conversion Stock in accordance with this Plan. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the INSTITUTION and the INSTITUTION shall take such steps as permitted or required by the Commissioner, FDIC or the SEC. Any references to the Holding Company in this Plan shall mean the INSTITUTION in the event the Holding Company is eliminated in Conversion.

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    The Board of Directors of the Bank also intend to take all necessary steps to establish the charitable foundation and to fund such charitable foundation in the manner set forth in Section 7A hereof, subject to the approval of Voting Members.

    The Conversion Stock will not be insured by the FDIC. The INSTITUTION will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of the Conversion Stock.

4.  HOLDING COMPANY APPLICATIONS AND APPROVALS

    The Holding Company shall make timely applications for any requisite regulatory approvals, including an Application with the Commissioner and the appropriate regulatory authority which will govern the activities of the Holding Company and a Registration Statement to be filed with the SEC. The INSTITUTION shall be a wholly-owned subsidiary of the Holding Company unless the Holding Company is eliminated in the Conversion.

5.  SALE OF CONVERSION STOCK

    The Conversion Stock will be offered simultaneously in the Subscription Offering to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Voting Members in the respective priorities set forth in Sections 8 through 11 of this Plan. The Subscription Offering may be commenced as early as the mailing of the Proxy Statement for the Special Meeting and must be commenced in time to complete the Conversion within the time period specified in Section 3.

    Any shares of Conversion Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in
Section 12 of this Plan. The Subscription Offering may be commenced prior to the Special Meeting and, in that event, the Community

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Offering may also be commenced prior to the Special Meeting and may commence concurrently with the Subscription Offering. The offer and sale of Conversion Stock prior to the Special Meeting shall, however, be conditioned upon approval of the Plan by the Voting Members.

    If feasible, any shares of Conversion Stock remaining after the Subscription and Community Offerings, will be sold in a Syndicated Community Offering or alternatively in a Public Offering, as determined by the Holding Company and the INSTITUTION, as provided in Section 13 of this Plan in a manner that will achieve the widest distribution of the Conversion Stock. The sale of all Conversion Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Conversion Stock in the Syndicated Community Offering or Public Offering is consummated and only if all unsubscribed for Conversion Stock is sold.

    The INSTITUTION may elect to offer to pay fees on a per share basis to qualifying brokers, as determined by the INSTITUTION in its sole discretion, who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

6.  NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK

    The total number of shares (or a range thereof) of Conversion Stock to be issued and offered for sale will be determined jointly by the Board of Directors of the INSTITUTION and Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Commissioner and FDIC, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offering if the Estimated Price Range is increased subsequent to the commencement of the Subscription and

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Community Offering to reflect changes in market and financial conditions and the Actual Purchase Price in the aggregate is not more than 15% above the maximum of the Estimated Price Range.

    All shares sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the Actual Purchase Price in accordance with the Conversion Regulations. The aggregate purchase price for all shares of Conversion Stock shall equal the estimated consolidated pro forma market value of the Holding Company as of the Effective Date and will not be inconsistent with the estimated consolidated pro forma market value of the Holding Company established immediately prior to the commencement of the Subscription and Community Offerings. The estimated consolidated pro forma market value of the INSTITUTION or the Holding Company, if utilized, will be determined for such purpose by the Independent Appraiser in accordance with the Conversion Regulations. Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the average of the minimum and maximum of such price range. The number of shares of Conversion Stock to be issued and the purchase price per share may be increased or decreased by the INSTITUTION. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the INSTITUTION shall establish, with the approval of the Commissioner and FDIC, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated

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pro forma market value of the Holding Company will not be deemed to be material so as to require a solicitation of subscriptions.

    Based upon the independent valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company, (if a holding company form of organization is utilized) and the Board of Directors of the INSTITUTION will fix the Maximum Subscription Price and the Subscription Price Range. If upon completion of the Subscription and Community Offerings all of the Conversion Stock is subscribed for, or if because of a limited number of unsubscribed shares or otherwise a Syndicated Community Offering or Public Offering cannot be effected, the Actual Purchase Price for each share of Conversion Stock will be jointly determined by the INSTITUTION and Holding Company (if a holding company form of organization is utilized) as follows: (a) the estimated aggregate pro forma market value of the INSTITUTION or the Holding Company, as the case may be, immediately after conversion as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon completion of the Subscription and Community Offerings or other sale of all of the Conversion Stock shall be divided by (b) the total number of shares of Conversion Stock to be issued and sold.

    If there is a Syndicated Community Offering or Public Offering of shares of Conversion Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Conversion Stock is sold in such Syndicated Community Offering or Public Offering shall be not greater than the maximum nor less than the minimum of the Subscription Price Range on a per share basis as the INSTITUTION may determine subject to approval by the Commissioner and FDIC, if required. Upon consummation of the sale in the Syndicated Community Offering or Public Offering

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of the shares of Conversion Stock unsubscribed for in the Subscription and
Community Offerings, the Syndicated Community Offering or Public Offering Price will become the Actual Purchase Price paid for all shares of Conversion Stock in the Subscription, Community and Syndicated Community or Public Offerings.

    Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the INSTITUTION and Holding Company, if utilized, and to the Commissioner and FDIC, if required that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company or the INSTITUTION if no Holding Company is utilized. If such confirmation is not received, the INSTITUTION may cancel the Subscription and Community Offerings and/or the Syndicated Community Offering, and/or the Public Offering, extend the Conversion, establish a new Subscription Price Range and/or Estimated Price Range, extend, reopen or hold new Subscription and Community Offerings and/or Syndicated Community Offering and/or Public Offering or take such other action as the Commissioner may permit.

    The per share difference, if any, between the Actual Purchase Price and the Maximum Subscription Price or amount submitted in the Syndicated Community Offering or Public Offering will be refunded to all Persons who shall have paid the Maximum Subscription Price or amount submitted in the Syndicated Community Offering or the Public Offering for such shares, unless such

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difference is applied to the purchase of additional whole shares in accordance with the instructions of such Persons.

    The Conversion Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.  PURCHASE BY THE HOLDING COMPANY OF THE STOCK OF THE INSTITUTION

    Upon the consummation of the sale of all of the Conversion Stock, and in the event that a holding company form of organization is utilized, the Holding Company will purchase from the INSTITUTION all of the capital stock of the INSTITUTION to be issued by the INSTITUTION in the conversion in exchange for the Conversion proceeds that are not to be retained by the Holding Company.

    The Holding Company will retain 50% of the proceeds of the Conversion. Assuming the Holding Company is not eliminated, a lesser percentage may be acceptable in the judgment of the Board of Directors. The INSTITUTION believes that the Conversion proceeds will provide economic strength to the Holding Company and the INSTITUTION for the future in a highly competitive and regulated environment and would facilitate the possible expansion through acquisitions of financial service organizations, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Conversion Stock as permitted by the Commissioner. If during the conversion process the Board of Directors of the INSTITUTION determines not to complete the conversion utilizing a holding company form of organization, capital stock of the INSTITUTION will be issued and sold in accordance with the Plan. The above activities may also be engaged in by the INSTITUTION if the Holding Company is eliminated.

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7A. ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

    As part of the Conversion, the Holding Company and the INSTITUTION intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code ( the "Foundation") and to donate to the Foundation from authorized, but unissued, shares of Common Stock of the Holding Company in an amount up to 8% of the number of shares of Common Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the INSTITUTION's existing community reinvestment activities and to share with the INSTITUTION's local community a part of the INSTITUTION's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock of the Holding Company accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the INSTITUTION over the long-term.

    The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations
or civic minded projects.   The Foundation will annually distribute total
grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

    The board of directors of the Foundation will be comprised of individuals who are officers and/or directors of the INSTITUTION. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

    The establishment and funding of the Foundation as part of the Conversion is subject to the approval of the Commissioner and, if applicable, the FDIC.

8.  SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

    A. Each Eligible Account Holder shall receive, without payment, as a first priority, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering, which amount, pursuant to Section 12, currently is $200,000 of the total offering of Conversion Stock, but which may be increased to 5.0% of the Conversion Stock offered or decreased to 0.10% of the Conversion Stock offered without the further approval of Voting Members or resolicitation of subscribers; one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in the INSTITUTION on the Eligibility Record Date, subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation in
Section 14C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.


    B. In the event that Eligible Account Holders exercise Subscription Rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the remaining shares of Conversion Stock shall be allocated among the subscribing Eligible Account

Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each remaining Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied, provided, however, that no fractional shares shall be issued. If any shares remain after the above allocations, such shares shall then be allocated among those remaining Eligible Account Holders whose subscriptions remain unfilled, on the same principle until all available shares have been allocated or all subscriptions satisfied.

    C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on their increased deposits in the INSTITUTION during the one (1) year period preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

9.  SUBSCRIPTION RIGHTS OF THE EMPLOYEE PLANS (SECOND PRIORITY)

    Each Employee Plan purchasing stock shall receive, as second priority after the filling of subscriptions of Eligible Account Holders, nontransferable subscription rights to purchase in the Subscription Offering the number of shares of Conversion Stock requested by any such plan, subject to the purchase limitations set forth in Section 14. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares of Conversion Stock is not available to fill the subscriptions by any such plan, the subscription by such plan shall be filled to the maximum extent possible; provided, however, that in the event of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%, the additional shares may be sold to the Employee Plans subject to the provisions of Section 14.

    The Employee Plans shall not be deemed to be associates or affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the INSTITUTION.

10. SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS
    (THIRD PRIORITY)

    A. Each Supplemental Eligible Account Holder shall receive, as third priority, after the filling of subscriptions of the Eligible Account Holders and Employee Plans, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 12, currently is $200,000 of the total offering of Conversion Stock, but which may be increased to 5.0% of the Conversion Stock offered or decreased to less than 0.10% of the Conversion Stock offered without the further approval of Voting Members or resolicitation of subscribers, subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation specified in Section 14C; one-tenth of one percent (.10%) of the total offering of Conversion Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Acount Holders in the INSTITUTION on the Supplemental Eligibility Record Date.

    B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the remaining shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each remaining Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unsatisfied provided, however, that no fractional shares shall be issued. If any shares remain after the above allocations, such shares shall then be allocated among those remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled on the same principle until all available shares have been allocated or all subscriptions satisfied.

    C. Subscription rights received by an Eligible Account Holder pursuant to Section 8 shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this Section 10.

11. SUBSCRIPTION RIGHTS OF OTHER VOTING MEMBERS

    (a) Subject to the limitation of Section 14 hereof, each Other Voting Member shall receive, without payment, non-transferable Subscription Rights to purchase up to the greater of (i) the maximum purchase limitation as may be established for the Community Offering or (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, in each case if and only to the extent that shares of Conversion Stock are available for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders through the exercise of Subscription Rights under Sections 8, 9 and 10 hereof.

    (b) If, pursuant to this Section 11, Other Voting Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Voting Members on a pro rata basis in the same proportion as each Other Voting Members' subscription bears to the total subscriptions of all subscribing Other Members.

12. COMMUNITY OFFERING (FIFTH PRIORITY)

    If less than the total number of shares of Conversion Stock to be subscribed for in the Conversion are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Community Offering as a fifth priority to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $200,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation specified in Section 14C; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% or decreased to 0.10% without the further approval of Voting Members. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Any excess of shares will be available for purchase by the general public with preference given to natural persons residing in the INSTITUTION'S Local Community (such natural persons are hereinafter referred to as "Preferred Subscribers"). The INSTITUTION shall make distribution of the Conversion Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of Conversion Stock. The INSTITUTION reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

    If the Preferred Subscribers in the Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among the Preferred Subscribers in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons with preference given to Preferred Subscribers. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose subscriptions remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. To the extent that there are shares remaining after all subscriptions by Preferred Subscribers, any remaining shares will be allocated among members of the general public using the foregoing allocation as applied to Preferred Subscribers. The INSTITUTION may establish all other terms and conditions of such offer.

    It is expected that the Community Offering will commence concurrently with the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the

Subscription Offering unless otherwise extended with the approval of the Commissioner and FDIC, if necessary.

13. SYNDICATED COMMUNITY OFFERING OR PUBLIC OFFERING

    If feasible, all shares of Conversion Stock not subscribed for in the Subscription and Community Offerings will be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the INSTITUTION, in a manner that will achieve the widest distribution of the Conversion Stock subject to the right of the INSTITUTION to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person, together with any Associate or group of persons acting in concert, may purchase up to $200,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation specified in Section 14C; provided, however, that this amount may be increased to 5% or decreased to 0.10% without the further approval of Voting Members. The shares purchased by any Person together with any Associate or group of persons acting in concert pursuant to Section 12 shall be counted toward meeting the maximum purchase limitation found in this Section. Provided that the Subscription Offering has commenced, the INSTITUTION may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting, provided that the completion of the offer and sale of the Conversion Stock shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

    Alternatively, if a Syndicated Community Offering is not held, and the INSTITUTION and the Holding Company determine to continue the Conversion, the INSTITUTION shall have the right to sell any shares of Conversion Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment Public Offering. The provisions of Section 14 hereof shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the INSTITUTION, which will in no event exceed an amount deemed to be acceptable by the Commissioner and FDIC, if necessary.

    If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Conversion Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any residue of shares of Conversion Stock not exceeding one percent of the aggregate shares issued is not sold in the Subscription and Community Offerings or in the Syndicated Community or underwritten firm commitment Public Offering, other arrangements will be made for the disposition of unsubscribed shares by the INSTITUTION, if possible. Such other purchase arrangements will be subject to the approval of the Commissioner and FDIC, if necessary.

14. LIMITATION ON PURCHASES

    In addition to the maximum amount of Conversion Stock that may be subscribed for in Sections 8, 9, 10, 11, 12 and 13, the following limitations shall apply to all purchases of shares of Conversion Stock:

    A. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion by any Person or Participant, together with any Associate or group or persons Acting in Concert, shall not exceed 1.0% of the Conversion Stock offered (the Maximum Overall Purchase Limitation"), except for the Employee Plans which may subscribe for up to 10% of the Conversion Stock issued and except for certain Eligible Account Holders and Supplemental Eligible Account Holders which may subscribe for or purchase shares in accordance with Sections 8 and 10 herein, respectively; provided, however, in the event that the Maximum Overall Purchase Limitation is increased to more than 2.0% of the shares of Conversion Stock offered, orders for Conversion Stock in the Community Offering and in the Syndicated Community Offering (or, alternatively an underwritten firm commitment public offering), if any, shall, as determined by the INSTITUTION, first be filled to a maximum of 2.0% of the total number of shares of Conversion Stock offered and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled; provided further, however, that Directors and Officers of the INSTITUTION and the Holding Company shall not be deemed to be associates or acting together or in concert solely as a result of their board membership or employment.




    B. The maximum number of shares of Conversion Stock which may be purchased in all categories by Officers and Directors of both the INSTITUTION and the Holding Company and their Associates in the aggregate shall not exceed 20% of the total number of shares of Conversion Stock issued.


    C. A minimum of 25 shares of Conversion Stock must be purchased by each Person purchasing shares in the Conversion to the extent those shares are available; provided, however, that in the event the minimum number of shares of Conversion Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

    If the number of shares of Conversion Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

    Depending upon market or financial conditions, the Board of Directors of the INSTITUTION and the Board of Directors of the Holding Company, with the approval of the Commissioner, if necessary, and without further approval of the Voting Members, may decrease the maximum purchase limitation applicable to Persons to 0.10% of the Conversion Stock offered, provided, however, the maximum purchase limitation applicable to all Persons, together with Associates and Persons acting in concert in the Subscription Offering may not be decreased below 1.0% of the Conversion Stock offered. The Board of Directors of the INSTITUTION and Board of Directors of the Holding Company with the approval of the Commissioner, if necessary, and without further approval of Voting Members, may decrease the maximum purchase limitation applicable to Persons together with Associates and Persons Acting in Concert in the Community or Syndicated

Community Offering or Public Offering to 0.10% of the Conversion Stock offered. In addition, the Board of Directors of the INSTITUTION and Board of Directors of the Holding Company with the approval of the Commissioner and FDIC, if necessary, and without further approval of Voting Members, may increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased in the Subscription Offering or Community Offering to a percentage in excess of 5% of the Conversion Stock offered. If the INSTITUTION or the Holding Company, as the case may be, increases the maximum purchase limitations, the INSTITUTION or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the INSTITUTION or the Holding Company, as the case may be, resolicit certain other large subscribers. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the INSTITUTION and the Holding Company in their sole discretion.

    Prior to the Effective Date of the Conversion, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any Subscription Rights or shares of Conversion Stock, except pursuant to this Plan of Conversion. Each Person purchasing Conversion Stock in the conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

    For a period of three years following the conversion, no Officer or Director (or any person who was an Officer or Director at any time after the date on which the Board of Directors adopts this Plan) of the INSTITUTION or the Holding Company or their Associates shall, without the prior written approval of the Commissioner, purchase or acquire direct or indirect beneficial ownership of any outstanding shares of common stock of the INSTITUTION or the Holding Company, as the case may be, except from a broker-dealer registered with the SEC. This provision shall not apply to the exercise of any options pursuant to a stock option plan or purchases of common stock of the INSTITUTION or the Holding Company, as the case may be, made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the INSTITUTION or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director.

15. PAYMENT FOR CONVERSION STOCK

    All payments for Conversion Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the INSTITUTION, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the INSTITUTION; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Conversion, provided that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Conversion, a loan commitment from the Holding Company or from an unrelated financial institution to lend to the ESOP, at such time, the aggregated Maximum Subscription Price of the shares for which it subscribed. The Holding Company or the INSTITUTION may make scheduled discretionary contributions to an Employee Plan provided such contributions from the INSTITUTION, if any, do not cause the INSTITUTION to fail to meet its regulatory capital requirement.

    Notwithstanding the foregoing, the INSTITUTION and the Holding Company, if utilized, shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community Offering and to thereafter submit payment for the Conversion Stock for which they are subscribing in the Community Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the INSTITUTION and the Holding Company in their sole discretion.

    Payment for Conversion Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the INSTITUTION on the Order Form to make a withdrawal from the subscriber's Deposit Account at the INSTITUTION in an amount equal to the purchase price of such shares. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber until the Conversion Stock has been sold or the 45-day period (or such longer period as may be approved by the Commissioner) following the Subscription and Community Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect.
Such authorized withdrawal from a certificate account shall be without penalty as to premature withdrawal. Any remaining balance in a Deposit Account will earn interest after such withdrawal at the rate and manner applicable to such Deposit Account, provided, that if the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, without penalty, the remaining balance will earn interest at the same rate and manner as a comparable balance in a passbook account. Interest will be paid by the INSTITUTION at not less than the passbook annual rate on payments for Conversion Stock received in cash or by check. Such interest will be paid from the date payment is received by the INSTITUTION until consummation or termination of the conversion. If for any reason the conversion is not consummated, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest.
In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by cancelling the authorization for withdrawal. The INSTITUTION is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the conversion, and therefore, will not do so.

16. MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

    As soon as practicable after the Prospectus prepared by the Holding Company and INSTITUTION has been declared effective by the Commissioner, FDIC and the SEC, if the holding company form of organization is utilized, Prospectus and Order Forms will be distributed to the Employee Plans, all Eligible Account Holders and Supplemental Eligible Account Holders at their last known addresses appearing on the records of the INSTITUTION for the purpose of subscribing to shares of Conversion Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the INSTITUTION may elect to mail a Prospectus and Order Form only to those Participants who request such materials by returning a postage-paid card to the Holding Company and the

INSTITUTION by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing by the Holding Company and the INSTITUTION of the postage-paid card to Participants.

    Each Order Form will be preceded or accompanied by a Prospectus describing the Holding Company, if utilized, the INSTITUTION, the Conversion Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

    A. A specified date by which all Order Forms must be received by the INSTITUTION, which date shall be not less than twenty (20) days, nor more than forty-five (45) days, following the date on which the Order Forms are mailed by the INSTITUTION, and which date will constitute the termination of the Subscription Offering.

    B. The purchase price per share for shares of Conversion Stock to be sold in the Subscription and Community Offerings;

    C. A description of the minimum and maximum number of shares of Conversion Stock which may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

    D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Conversion Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

    E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

    F. Specifically designated blank spaces for dating and signing the Order Form;

    G. Indicate the consequences of failing to properly complete and return the Order Form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the INSTITUTION withdraw said amount from the subscriber's Deposit Account at the INSTITUTION) to the INSTITUTION; and

    H. A statement to the effect that the executed Order Form, once received by the INSTITUTION, may not be modified or amended by the subscriber without the consent of the INSTITUTION.

    Notwithstanding the above, the INSTITUTION and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17. UNDELIVERED, DEFECTIVE OR LATE ORDER FORM: INSUFFICIENT PAYMENT

    In the event Order Forms (a) are not delivered and are returned to the INSTITUTION by the United States Postal Service or the INSTITUTION is unable to locate the addressee, (b) are not received back by the INSTITUTION or are received by the INSTITUTION after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the purchase price prior to 48 hours before the completion of the

Conversion, unless waived by the INSTITUTION, for the shares of Conversion Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon; provided, however, that the INSTITUTION may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the INSTITUTION may specify. The interpretation of the INSTITUTION of terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the Commissioner and FDIC.

18. RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

    A. All shares of Conversion Stock purchased or acquired (either directly or indirectly) by Directors or Officers of the INSTITUTION or the Holding Company on original issue (or otherwise beneficially owned immediately after such original issuance) in the conversion shall be subject to the restriction that, except as provided in Section 18B, below, or as may be approved by the Commissioner, such shares shall not be sold for a period of one (l) year following the date of purchase.

    B. The restriction on disposition of shares of Conversion Stock set forth in Section 18A above shall not apply to the following:

         (i) Any exchange of such shares in connection with a merger or acquisition involving the INSTITUTION or the Holding Company, as the case may be, which has been approved by the Commissioner; and

         (ii) Any disposition of such shares following the death or judicial declaration of incompetency of such Director or Executive Officer.

    C. With respect to all shares of Conversion Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

         (i) Each certificate representing shares restricted within the meaning of Section 18A, above, shall bear a legend prominently stamped on its face giving notice of the restriction;

         (ii) Appropriate instructions shall be issued to the stock transfer agent for the INSTITUTION or the Holding Company, as the case may be, with respect to applicable restrictions on transfer of such restricted stock; and

         (iii) Any shares of capital stock of the INSTITUTION or the Holding Company, as the case may be, issued as a stock dividend, stock split, or otherwise with respect to any such restricted stock may not be sold until the restrictions respecting such originally restricted stock are terminated, and any certificate for such shares shall bear a legend advising of such restrictions.

19. VOTING RIGHTS OF STOCKHOLDERS

    Upon conversion, the holders of the capital stock of the INSTITUTION shall have the exclusive voting rights with respect to the INSTITUTION as specified in its charter. The holders of the common stock of the Holding Company (if a holding company form of organization is utilized) shall have the exclusive voting rights with respect to the Holding Company.

20. ESTABLISHMENT OF LIQUIDATION ACCOUNT

    The INSTITUTION shall establish at the time of conversion a liquidation account in an amount equal to its net worth (determined in accordance with generally accepted accounting principles) as set forth in the latest statement of financial condition contained in the proxy statement.



The liquidation account will be maintained by the INSTITUTION for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the INSTITUTION in the event of a complete liquidation of the institution following the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to each Deposit Account balance at the Eligibility Record Date and/or Supplemental Eligibility Record Date or to such balance as it may be subsequently reduced, as hereinafter provided. The initial liquidation account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder and Supplemental Eligible Account Holder in accordance with the Conversion Regulations.




    In the unlikely event of a complete liquidation of the INSTITUTION (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the liquidation account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the INSTITUTION's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the INSTITUTION is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account shall be assumed by the surviving institution.




    The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of such Eligible Account Holder's and/or Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the INSTITUTION. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.




    If, at the close of business on the last day of any period for which the INSTITUTION or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the effective date of conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on the last day of any period for which the INSTITUTION or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section and the Conversion Regulations, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the INSTITUTION subsequent to the Conversion and only out of funds available for such purpose after payment of all creditors.




    The Institution shall not be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the INSTITUTION, except that the INSTITUTION shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the liquidation account.


21. TRANSFER OF DEPOSIT ACCOUNTS AND CONTINUITY OF THE INSTITUTION

    Upon conversion, each Deposit Account Holder having a Deposit Account at the INSTITUTION at the time of conversion will continue to have a Deposit Account, without payment therefor, in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to the conversion.


    After conversion, the INSTITUTION will succeed to all the rights, powers, franchises, debts, liabilities, interests, duties and obligations of the INSTITUTION before conversion, including but not limited to all rights and interests of the INSTITUTION in and to its assets and properties, whether real, personal or mixed. All of the insured deposits of the INSTITUTION will continue to be insured by the FDIC to the extent provided by applicable law.

22. RESTRICTIONS ON ACQUISITION OF THE INSTITUTION AND HOLDING COMPANY

    A. In accordance with Conversion Regulations, except with the prior approval of the Commissioner, no Person or group of Persons acting in concert, other than the Holding Company (if a holding company form of organization is utilized), for a period of three years following the Effective Date of the Conversion, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the INSTITUTION.

    B. 1.     The Articles of Incorporation of the converted INSTITUTION contains a provision stipulating that no Person or group of Persons acting in concert, except the Holding Company (if a holding company form of organization is utilized), for a period of five years following the date of conversion shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the INSTITUTION, without the prior written approval of the Commissioner. In addition, such Articles of Incorporation will also provide that for a period of three years following conversion shares beneficially owned in violation of the above-described provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the Articles of Incorporation may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of directors.

    B. 2.     The Certificate of Incorporation of the Holding Company, if a
holding company form of organization is utilized, will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Holding Company's common stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

    C.   For the purposes of this Section 22.B.1:

         (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution;

         (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

         (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

         (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. Section 78c(a)(10).

23. PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

    The INSTITUTION shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below the greatest of the amount required for the Liquidation Account; the amount required by the Commissioner; or the amount required by federal law. Otherwise, the INSTITUTION may declare dividends or make capital distributions in accordance with applicable law and regulations.

24. AMENDMENT OF PLAN

    If deemed necessary or desirable, the Plan may be substantively amended at any time prior to solicitation of proxies from Voting Members to vote on the Plan by the INSTITUTION's Board of Directors, and at any time thereafter by such vote of such Board of Directors with the concurrence of the Commissioner and FDIC. Amendment of the Plan may be necessary as a result of comments from the Commissioner and FDIC. Any amendment to the Plan made after approval by the Eligible Account Holders with the approval of the Commissioner and FDIC shall not necessitate further approval by the Eligible Account Holders unless otherwise required by the Commissioner and FDIC. The Plan may be terminated by majority vote of the INSTITUTION's Board of Directors at any time prior to the Special Meeting to vote on this Plan, and at any time thereafter with the concurrence of the Commissioner and FDIC.

    By adoption of the Plan, the Voting Members of the INSTITUTION authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

25. ARTICLES OF INCORPORATION AND BYLAWS

    The INSTITUTION shall take all appropriate steps to amend its Articles of Incorporation to read in the form of Articles of Incorporation for an Illinois stock savings bank as specified in the Savings Bank Act and the regulations of the Office of Banks and Real Estate and approved by the Board of Directors of the INSTITUTION. By their approval of the Plan, the members of the INSTITUTION will thereby approve and adopt such amended Articles of Incorporation. The INSTITUTION shall also take all appropriate steps to adopt Bylaws legally sufficient for an Illinois stock savings bank. The name of the converted INSTITUTION shall be Elgin Financial Center, S.B.

26. CONSUMMATION OF CONVERSION

    The conversion of the INSTITUTION shall be deemed to take place and be effective upon the completion of all requisite organizational procedures for amending Articles of Incorporation for an Illinois stock savings bank for the INSTITUTION and sale of all Conversion Stock.

27. REGISTRATION AND MARKETING

    Within the time period required by applicable laws and regulations, the INSTITUTION or the Holding Company, as the case may be, will register the securities issued in connection with the conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the INSTITUTION or any holding company of the INSTITUTION. In addition, the INSTITUTION/Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the NASDAQ system.

28. RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

    The INSTITUTION will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. No Person will be issued subscription rights or be permitted to purchase shares of Conversion Stock in the Subscription Offering if such Person resides in a foreign country.

29. EXPENSES OF CONVERSION

    The INSTITUTION shall use its best efforts to assure that expenses incurred by it in connection with the conversion shall be reasonable.

30. CONDITIONS TO CONVERSION

    The conversion of the INSTITUTION pursuant to this Plan is expressly conditioned upon the following:

    (a) Prior receipt by the INSTITUTION of either rulings of the United States Internal Revenue Service and the Illinois taxing authorities, or opinions of counsel or independent auditors, substantially to the effect that the conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the INSTITUTION and the Holding Company before or after the conversion;

    (b)  The sale of all of the Conversion Stock offered in the conversion;
and

    (c)  The completion of the conversion within the time period specified in
Section 3 of this Plan.

31. INTERPRETATION

    All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the INSTITUTION shall be final, subject to the authority of the Commissioner and FDIC.

                                                                   EXHIBIT I

                              ARTICLES OF INCORPORATION

                                          of

                             ELGIN FINANCIAL CENTER, S.B.


                            ARTICLE ONE.  CORPORATE TITLE

The full name of the savings bank is Elgin Financial Center, S.B. ("Savings Bank").

                                 ARTICLE TWO.  OFFICE

The business office of the Savings Bank shall be located at 1695 Larkin Avenue, in the City of Elgin, County of Kane, State of Illinois.

                               ARTICLE THREE.  DURATION

The duration of the savings bank shall be perpetual.

                               ARTICLE FOUR.  DIRECTORS

The Savings Bank shall be under the direction of a Board of Directors. The initial number of directors to be elected shall be nine (9). The number of directors to be elected may from time to time be changed as provided in the Savings Bank's bylaws, but in no event shall the number of directors elected be less than five (5).

                               ARTICLE FIVE.  DEPOSITS

The Deposit Accounts which the Savings Bank may issue shall be all accounts that are permissible under applicable laws and regulations.

                           ARTICLE SIX.  PURPOSE AND POWERS

    The purpose of the Savings Bank is to pursue any or all of the lawful objectives of an Illinois savings bank chartered under the Illinois Savings Bank Act (the "Act"), including, but not limited to, taking of an unlimited dollar amount of deposits and the making of loans, and to exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations and orders of the Commissioner of Banks and Real Estate for the State of Illinois (the "Commissioner").

                           ARTICLE SEVEN.  CAPITAL STOCK

    The total number of shares of all classes of the capital stock which the Savings Bank has authority to issue is twenty-seven million (27,000,000), of which twenty-five million (25,000,000) shall be common stock, par value $0.01 per share and of which two million (2,000,000) shall be preferred stock, par value $0.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of stockholders except as otherwise provided in this Article Seven or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Bank), labor, or services actually performed for the Savings Bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Savings Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Savings Bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

    Except for shares issuable in connection with the conversion of the Savings Bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

    Nothing contained in this Article 7 (or in any supplementary articles hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: provided, that this restriction on voting separately by class or series shall not apply:

    (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

    (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Commissioner or the Federal Deposit Insurance Corporation;

    (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Savings Bank in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

    A description of the different classes and series (if any) of the Savings Bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

    A. Common Stock. Except as provided in this Article 7 (or in any supplementary articles hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

          In the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank available for distribution remaining after: (i) payment or provision for payment of the Savings Bank's debts and liabilities;
          (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

    B. Preferred Stock. The Savings Bank may provide in supplementary sections to its articles of incorporation for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the articles of incorporation. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Bank;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

    Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

    The Board of Directors shall have authority to divide, by the adoption of supplementary articles, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of these articles of incorporation, fix and determine the relative rights and preferences of the shares of any series so established.

    Prior to the issuance of any preferred shares of a series established by a supplementary article adopted by the Board of Directors, the Savings Bank shall file with the Commissioner a dated copy of that supplementary article establishing and designating the series and fixing and determining the relative rights and preferences thereof.

             ARTICLE EIGHT.  CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS

    Notwithstanding anything contained in the Savings Bank's articles of incorporation or bylaws to the contrary, for a period of five years from the date of consummation of the conversion of the Savings Bank from mutual to stock form, the following provision shall apply:

    Beneficial Ownership Limitation. Except for sales of stock required by the federal insurer of accounts or the Commissioner of Banks and Real Estate, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of any equity security of the Savings Bank. This limitation shall not apply to a transaction in which the Savings Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a employee stock benefit plan. In the event shares are acquired in violation of this Article, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. For purposes of this provision, the following definitions apply: the term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed to acquire, hold or dispose of the equity securities of the Savings Bank; the term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value; the term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and the term "acting in concert" means knowing participation in a joint activity or conscious parallel action towards a common goal whether pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

                           ARTICLE NINE.  PREEMPTIVE RIGHTS

    Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

                          ARTICLE TEN.  LIQUIDATION ACCOUNT

    Pursuant to the requirements of the Act and regulations of the Commissioner, the Savings Bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of July 31, 1996 ("Eligible Account Holders") and _____________ ("Supplemental Account Holders"). In the event of a complete liquidation of the Savings Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of the inchoate interest of each of the Savings Bank's Eligible Account Holders and Supplemental Account Holders in the liquidation account, to the extent it is still in existence; provided, however, that an inchoate interest in the liquidation account shall not entitle such account holder to any voting rights at meetings of the Savings Bank's stockholders.

               ARTICLE ELEVEN.  AMENDMENT OF ARTICLES OF INCORPORATION

    Except as otherwise provided by law, no amendment, addition, alteration, change, or repeal of these Articles of Incorporation shall be made, unless such is first proposed by the Board of Directors of the Savings Bank and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting.

                    ARTICLE TWELVE.  CUMULATIVE VOTING LIMITATION

    Stockholders shall not be permitted to cumulate their votes for the election of directors.

                              ARTICLE THIRTEEN.  QUORUM

    The quorum required for action of the stockholders (except as otherwise provided by law) is a majority of votes which all stockholders of the Savings Bank are entitled to cast.

                         ARTICLE FOURTEEN.  SPECIAL MEETINGS

    Special Meetings of stockholders relating to changes in control of the Savings Bank or amendments to these Articles of Incorporation shall be called only upon direction of the Board of Directors.

Dated this _____ day of ___________ 199_.


                                  ELGIN FINANCIAL CENTER, S.B.


Attest: ________________________   By:  _____________________________________
        Ursula Wilson                   Barrett J. O'Connor
        Secretary                       President and Chief Executive Officer

                                                                      EXHIBIT II

                                      BYLAWS OF
                             ELGIN FINANCIAL CENTER, S.B.

                             ARTICLE I.  BUSINESS OFFICE

     The business office of Elgin Financial Center, S.B. ("Savings Bank") shall be located at 1695 Larkin Avenue, in the City of Elgin, County of Kane, State of Illinois.

                              ARTICLE II.  SHAREHOLDERS

     Section l. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Savings Bank or at such other place in the County in which the principal place of business of the Savings Bank is located as the board of directors may determine.

     Section 2. Annual Meeting. The date of the annual meeting of the shareholders shall be the third Wednesday in January of each year.

     Section 3. Special Meetings. For a period of five years from the date of the completion of the conversion of the Savings Bank from mutual to stock form, special meetings of the shareholders relating to a change in control of the Savings Bank or to an amendment of the Articles of Incorporation of the Savings Bank may be called only by the board of directors. Thereafter, special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Commissioner of Banks and Real Estate, State of Illinois ("Commissioner"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the Savings Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Savings Bank addressed to the chairman of the board, the president or the secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by the Illinois Savings Bank Act (the "Act") or regulations of the Commissioner or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5. Notice of Meetings. (a) Notice of an annual meeting shall be published once not fewer than 10 days nor more than 40 days before the date of the meeting. The notice shall also be posted in a conspicuous place in each office of the Savings Bank. The notice must state the time, place, and purpose of the meeting.

     (b) For any special meeting or for any annual meeting that is to consider any proposition that requires an affirmative vote of two-thirds of the shareholders or any proposition to amend the Articles of Incorporation of the Savings Bank, the notice must be by mail, postmarked between 10 and 40 days before the date of the meeting, and must also be posted at the Savings Bank's offices as if for an annual meeting, beginning on the date notice is given. All notices must state the time, place, and purpose of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Savings Bank as of the record date prescribed in Section 6 of this Article II, with postage prepaid.

     (c) When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 40 days and not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Savings Bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Savings Bank and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed by the Act or in regulations of the Commissioner as now or hereafter in effect.

     Section 8. Quorum. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be voted at any meeting unless such proxy shall have been placed on file with the secretary of the Savings Bank for verification at least ten (10) business days prior to the date on which such meeting shall convene. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Savings Bank to the contrary, at any meeting of the shareholders of the Savings Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee, shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Savings Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Cumulative Voting. Shareholders of the Savings Bank shall not be permitted to cumulate their votes with respect to the election of directors.

     Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by the Act or regulations of the Commissioner, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14. Nominating Committee. The Chairman of the Board, subject to the approval of the board of directors, may appoint a nominating committee of not less than three (3) members for selecting the nominees for election as directors. The nominating committee shall deliver written nominations to the secretary of the Savings Bank at least ten (10) days prior to the date of the annual or special meeting at which the election is to take place. No nominations for directors except those made by the nominating committee shall be voted upon at the annual or special meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Savings Bank at least five (5) days prior to the date of the annual or special meeting. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual or special meeting. However, if the nominating committee shall fail or refuse to act as herein provided prior to the annual or special meeting, or if no nominating committee has been appointed, or in the event of death or refusal to serve as a nominee, nominations for directors may be made at the annual or special meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Savings Bank at least ten (10) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 5 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                           ARTICLE III.  BOARD OF DIRECTORS

     Section l. General Powers. The business and affairs of the Savings Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2.  Number and Term.  The board of directors shall consist of nine
(9) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Savings Bank unless the Savings Bank is a wholly owned subsidiary of a holding company.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by the Commissioner of Banking and Real Estate, or by the president and the secretary and shall be called by either the president or
secretary upon request in writing signed by a majority of directors.   At least
twelve hours' notice must be received by each director of the time, place and purpose of such meeting. A meeting may be held on shorter notice if all directors consent. No business shall be considered at any special meeting except that specified in the call without consent of all of the directors.

     Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by the Act or regulations of the Commissioner or by these bylaws.

     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Savings Bank addressed to the chairman of the board or president. Unless otherwise specified such resignation shall take effect upon receipt by the chairman of the board or president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     Section 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Advisory Directors. Advisory directors may be appointed and their compensation for services (in an amount not to exceed those fees paid to voting directors) determined by resolution of the board of directors of the Savings Bank. Only former directors of the Savings Bank (including former directors of other savings banks and associations which have merged with, or otherwise been acquired by the Savings Bank) shall be eligible to serve as advisory directors. Advisory directors shall be available for consultation with an advice to the management of the Savings Bank. Advisory directors may attend meetings of the board of directors, but shall have no vote on any matter acted upon by such board. Advisory directors must attend at least 50% of all meetings of the board of directors, on an annual basis, in order to maintain their status as an Advisory Director.

     Section 13. Presumption of Assent. A director of the Savings Bank who is present at a meeting of the board of directors at which action on any Savings Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Savings Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 15. Age Limitation. No person shall be eligible for election, reelection, appointment, or reappointment to the board of directors of the Savings Bank if such person is then more than 70 years of age. No directors shall serve beyond the annual meeting of the Savings Bank immediately following his attainment of 70 years of age. This age limitation shall not apply to a person serving as an advisory director of the Savings Bank.

     Section 16. Indemnification. Every person shall be indemnified or reimbursed by the Savings Bank for reasonable expenses including liabilities (other than adjudicated liabilities to the Savings Bank) actually incurred by him in connection with any action, suit or proceeding, civil or criminal to which he is a party by reason of the fact that he or she is or was a Director or Officer of the Savings Bank or is or was serving, at the request of the Savings Bank or because of his or her capacity as an Officer or Director of the Savings Bank, as a Director or officer of any other corporation or organization; provided, however, (1) that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he or she shall have been finally adjudged guilty of or liable for willful misconduct, gross neglect of duty, or criminal acts in the performance of his duties to the Savings Bank; (2) that no person is subject to an Order of Removal, Suspension, or Industry wide Prohibition; (3) that no person is subject to a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to a Savings Bank;
and (4) that no person shall be so indemnified or reimbursed for amounts paid in compromise settlement of any matter in such action, suit or proceeding except with the approval of (a) a court of competent jurisdiction, or (b) the holders of a majority of the outstanding shares of the Savings Bank, or (c) the Board of Directors acting by a vote of Directors not parties to the same or substantially the same suit or proceeding, constituting a majority of the whole number of the Directors. The Savings Bank may purchase and maintain insurance against its liability to indemnify any person pursuant to the preceding sentence, and may purchase and maintain insurance on behalf of any such person against any liability asserted against him or her or expense or liability incurred by him or her in, or arising out of, any capacity described in the preceding sentence whether or not he or she is entitled to indemnification from the Savings Bank under the provisions of such sentence, provided, however, that the Savings Bank may not pay premiums for insurance for indemnification of any such person in respect of matters as to which he or she is adjudged guilty of or liable for willful misconduct, gross neglect of duty or criminal acts. Notwithstanding the foregoing provisions of this Bylaw, it is intended hereby to afford the Officers and Directors of the Savings Bank indemnity to the highest degree permitted or contemplated by any policy of indemnity or liability insurance carried by the Savings Bank. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons may be entitled as a matter of law.

     Section 17. Director Liability. A director is not personally liable to the Savings Bank or its shareholders for monetary damages for breach of their fiduciary duty; provided, however, that such liability is not eliminated or limited for any of the following:

     A.   An act or omission that is grossly negligent;
     B. A breach of the duty of loyalty to the Savings Bank or its shareholders;
     C. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
     D. A transaction from which the director derived an improper personal benefit; or
     E. An act or omission occurring before the effective date of this Section 17 of Article 3, of the bylaws of the Savings Bank.

                     ARTICLE IV.  EXECUTIVE AND OTHER COMMITTEES

     Section l. Appointment. The Chairman of the Board shall appoint all committees, standing or special, as may be deemed necessary to carry out the corporate powers of the Savings Bank and shall provide for the filling of vacancies on such committees.

     Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Articles of Incorporation or bylaws of the Savings Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Savings Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Savings Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Savings Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Savings Bank and may prescribe the duties, constitution and procedures thereof.

                                 ARTICLE V.  OFFICERS

     Section l. Positions - Election - Duties. The officers of the Savings Bank shall consist of a president, one or more vice presidents, a secretary and a treasurer, who shall have such powers and duties as may be assigned to them by law or these Bylaws. Any two or more offices may be held by the same person except that one person shall not hold the offices of president and secretary. The directors may leave unfilled any office except those of present, vice president, secretary and treasurer. In addition to the foregoing offices, there may be elected one or more assistant secretaries and assistant treasurers, or an assistant secretary and treasurer, whose duties shall be to assist the principal secretary and treasurer or secretary and treasurer and in the absence of such principal officers or in the case of their inability to act, such assistants shall be vested with all of the powers and duties of their respective principals. Any one of such officers may be designated to act as the executive officer of the Savings Bank. All officers shall hold office until their successors are elected and qualified.

     President. The president (in the absence of resolution of the Board to the contrary) shall preside at all meetings of the shareholders and directors and shall be an ex officio member of all committees. He shall advise and assist all officers of the Savings Bank in the discharge of their duties.

     Vice President. The seniority of the vice presidents shall be determined at the time they are elected, and they shall preside at meetings and serve in the absence of the president according to such rank. They shall perform the duties of the president in case of his/her absence or inability to act, and assist the president and executive officer in the discharge of their duties as the directors may determine. The directors may designate additional duties to be performed by the vice president.

     Secretary. The secretary shall keep the minutes of the meetings of the shareholders and of the directors; be custodian of the seal of the corporation and see that the seal is affixed to all documents the execution of which requires the same; keep a record of the names and addresses of the officers and directors, including any changes thereof, and notify the Commissioner of Banks and Real Estate of any such change and in general perform all duties incident to the office of the secretary.

     Treasurer. The treasurer, with the approval of the directors, shall designate the bank or banks to be used as depositories for the funds of the Savings Bank. He/she shall exercise all duties incident to the office of treasurer and shall have additional duties as may be assigned to him/her by the directors.

     Executive Officer - Title, Powers and Duties. The President shall be the executive officer of the Savings Bank. In addition to his other powers and duties, he shall be responsible for the following: keeping the books and accounts, receiving and safekeeping all monies, securities and other property of the Savings Bank; accounting for all receipts, fees and charges of every character for services on behalf of the Savings Bank to any member or prospective member; recording conveyances to the Savings Bank, mortgages and other papers required to be recorded; such action from time to time as may be necessary to keep insured the interests of the Savings Bank in any property; protection of the interests of the Savings Bank in all tax or special assessment sales, forfeitures or foreclosures; reports of the financial condition of the Savings Bank at the annual meeting of the members and meetings of the directors; filing annual and such other reports with the Commissioner of Banks and Real Estate as may be required, including the publication thereof, causing notices for annual and special meetings in accordance with legal requirements; and keeping records of any transaction that directors, officers, employees, or agents may have in connection with the Savings Bank's shares or other property, it being incumbent upon them to report the same to him/her.

     Section 2. Election and Term of Office. The officers of the Savings Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Savings Bank to enter into an employment contract with any officer in accordance with the Act or regulations of the Commissioner; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Savings Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

     Section 6. Age Limitation. No person shall be eligible for election, reelection, appointment, or reappointment as an officer of the Savings Bank if such person is then more than 70 years of age. No officer shall serve beyond the annual meeting of the Savings Bank immediately following his attainment of 70 years of age.

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                  ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section l. Contracts. To the extent permitted by the Act or the regulations of the Commissioner, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Savings Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Savings Bank. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Savings Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Savings Bank shall be signed by one or more officers, employees or agents of the Savings Bank in such manner as shall from time to time be determined by the board of directors.

     Section 4. Deposits. All funds of the Savings Bank not otherwise employed shall be deposited from time to time to the credit of the Savings Bank in any duly authorized depositories as the board of directors may select.

                        ARTICLE VII.  CERTIFICATES FOR SHARES
                                  AND THEIR TRANSFER

     Section l. Certificates for Shares. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the board of directors in accordance with the Act or the regulations of the Commissioner. Such certificates shall be signed by the chief executive officer or by any other officer of the Savings Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Savings Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Savings Bank as the board of directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Savings Bank.

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Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner for all purposes.

                    ARTICLE VIII. EXECUTION OF INSTRUMENTS

     The president, or a vice president, and secretary, or an assistant secretary, shall sign all documents and instruments in writing required by the directors or authorized by them to be executed on behalf of the Savings Bank. Acting jointly with the secretary, or an assistant secretary, the president, or a vice president, may release or partially release mortgages upon the repayment in full or partial payment of loans.


                            ARTICLE IX. CAPITAL ACCOUNTS

     If authorized by the Articles of Incorporation or by an amendment thereto, capital stock shares may be issued in the amount set forth in the Articles of Incorporation and shall be in conformity with all applicable provisions of the Savings Bank Act and these Bylaws relating to same.

     Cash dividends may be declared annually, semiannually or quarterly on capital stock shares in accordance with the Savings Bank Act. A stock dividend may be declared out of undivided profits at any time.


                            ARTICLE X. DEPOSIT ACCOUNTS

     Deposit accounts may be issued on such terms as the board of directors may prescribe and shall be in accord with all applicable laws and regulations. The Board of Directors shall have power to reject any application for a savings account.

                        ARTICLE XI. FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Savings Bank shall end on December 31 of each year. The Savings Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

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                               ARTICLE XII.  DIVIDENDS

     Subject to the terms of the Savings Bank's Articles of Incorporation, the Act and the regulations and orders of the Commissioner, the board of directors may, from time to time, declare, and the Savings Bank may pay, dividends on its outstanding shares of capital stock.

                            ARTICLE XIII.  CORPORATE SEAL

     The board of directors shall provide a Savings Bank seal, which shall be a disk with the words "Elgin Financial Center, SB" in the margin and "Incorporated 1924 Seal" in the center, and shall be in the custody of the Secretary.

                               ARTICLE XIV.  AMENDMENTS

     These bylaws may be amended or repealed and new Bylaws may be adopted at any meeting of the directors by a majority vote of the directors present at the meeting, but, no amendment shall be effective until approved by the Commissioner of Banks and Real Estate in accordance with the Savings Bank Act. Provided, however, that no vote shall be taken upon a proposed amendment or repeal or the adoption of new Bylaws, unless and until the directors have been notified in writing of such proposal and furnished with a copy of the proposed amendment or new Bylaws at least 48 hours prior to the meeting.



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